Exhibit 99.1

INVESTOR CONTACT:	MEDIA CONTACT:

Denise W. Warren	Beth B. Wright
EVP, Chief Financial Officer	SVP – Corporate Communications
615-764-3013	615-764-3010

Capella Healthcare Announces Agreement With

Medical Properties Trust, Inc.

Capella positioned for second decade of growth and expansion

CHICAGO, IL and FRANKLIN, TN — July 27, 2015. Capella Healthcare, Inc. (“Capella”), a privately-owned premier provider of health care services and one of the largest for-profit hospital companies in the U.S., today announced that its parent company and sole stockholder, Capella Holdings, Inc., has signed a definitive agreement with Medical Properties Trust, Inc. (“MPT”) (NYSE:MPW) for the acquisition of Capella for $900 million in cash. The transaction is expected to be finalized during the second half of 2015, following customary regulatory approvals. Capella is presently owned by funds affiliated with GTCR, a leading private equity firm.

“After an extensive and year-long evaluation of different strategic opportunities, Capella Healthcare is pleased to announce that Medical Properties Trust, Inc. has agreed to provide the funding that will allow Capella continue to build upon our legacy of service excellence to our existing community hospitals and to provide attractive access to capital in support of our long-term growth plans,” said Michael A. Wiechart, President and CEO of Capella. “Medical Properties Trust brings to the table significant expertise in healthcare real estate, efficient access to capital markets and, most importantly, a company culture that is compatible with Capella’s mission, vision and values. Combined with Capella’s outstanding expertise in operating hospitals, MPT’s long-term investment and commitment will be invaluable in helping us achieve our primary goals of patient care excellence and partnering with new communities.”

“We are delighted to have earned the confidence of Capella Healthcare as it further expands its footprint across the country,” said Edward K. Aldag, Jr.,MPT’s Chairman, President and Chief Executive. “MPT’s highly successful investment of real estate capital in the hospital business has allowed us to carve a unique niche in the largest and fastest-growing segment of the U.S. economy as we continue to focus exclusively on providing capital to licensed hospitals of all kinds.”

“Upon closing, we expect a management company – owned by current Capella senior management – will own with MPT the hospital operations and will operate and manage the hospital business while Capella’s real estate interests are acquired by MPT,” Wiechart said.

The management company will retain control of the day-to-day operations of Capella’s hospitals with Wiechart continuing as President and CEO and no other changes anticipated in hospital management.

Capella is a privately-held company which, upon its founding in 2005, partnered with GTCR. GTCR’s equity investments and commitment to Capella have allowed the company to grow steadily over the last ten years.

“Since our founding back in 2005, GTCR has been an exceptional partner in helping create a company that is built to last and to make a difference in delivering high quality care in communities across the country,” said Wiechart. “As the company moves forward, we are profoundly grateful for the leadership, guidance and financial support that GTCR has provided. Their investments have positioned the company for our next level of growth and success, which includes four additional hospitals which have chosen us as their future partner and for which diligence is currently in progress.”

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a Birmingham, Alabama based self-advised real estate investment trust (REIT) formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. MPT, with assets approaching $5.5 billion, is the only REIT whose investment focus is solely on licensed hospitals. MPT’s financing model allows hospitals to unlock the value of their underlying real estate in order to fund facility improvements, technology upgrades, staff additions and new construction. Facilities include acute care hospitals, inpatient rehabilitation hospitals, long-term acute care hospitals, and other medical and surgical facilities. For more information, please visit the company’s website at www.medicalpropertiestrust.com.

About GTCR

Founded in 1980, GTCR is a leading private equity firm focused on investing in growth companies in the Financial Services & Technology, Healthcare, Technology, Media & Telecommunications and Growth Business Services industries. The Chicago-based firm pioneered The Leaders Strategy™ – finding and partnering with management leaders in core domains to identify, acquire and build market-leading companies through transformational acquisitions and organic growth. Since its inception, GTCR has invested more than $10 billion in over 200 companies. For more information, please visit www.gtcr.com.

About Capella Healthcare, Inc.

Capella Healthcare partners with communities to build strong local healthcare systems that are known for quality patient care. Based in Franklin, Tennessee, Capella owns and/or operates acute care and specialty hospital facilities in six states. With the philosophy that all healthcare is local, Capella collaborates with each hospital’s medical staff, board and community leadership to take care to the next level. A private company, Capella has access to significant leadership and financial resources, investing 100% of its net cash flow in its family of hospitals to strengthen and expand services and facilities. For more information, visit the website at www.CapellaHealthcare.com.

Cautionary Statement about Preliminary Results and other Forward-Looking Information

This press release contains forward-looking statements based on current management expectations. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements, including the ability of the parties to consummate the closing of the transactions contemplated by the definitive agreement. Other factors include, but are not limited to, (1) the impact of healthcare reform and other changes in government programs; (2) spending cuts resulting from the Budget Control Act of 2011; (3) the impact of the economy; (4) growth of uninsured and “patient due” accounts and a deterioration in the collectability of these accounts; (5) federal or state programs that reduce our Medicare or Medicaid payments; (6) the reduction or elimination of payments from third-party payors or the inability to negotiate contracts or maintain satisfactory relationships with third-party payors; (7) controls designed to reduce inpatient services may reduce our revenue; (8) any shortage of qualified professional and staff personnel; (9) our ability to recruit and retain quality physicians; (10) the loss of the services of one or more of our executive management team; (11) our ability to comply with extensive laws and government regulations, including fraud and abuse laws; (12) competition from other hospitals or healthcare providers, including physicians; (13) concentration of revenue in a small number of states, which makes us particularly sensitive to regulatory and economic changes in those states; (14) our access to licensed information systems and the ability to integrate changes to our existing information systems or information systems of acquired hospitals; (15) liabilities for professional liability and other claims brought against our facilities; (16) potential legal and reputational risk as a result of our access to personal information of our patients; (17) state efforts to regulate the construction or expansion of healthcare facilities; (18) the industry trend toward value-based purchasing; (19) our substantial indebtedness and ability to generate cash flow to service or refinance our indebtedness; and (20) other risk factors described in our annual report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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